UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2023

Canna-Global Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41102	86-3692449
(Commission File Number)	(IRS Employer Identification No.)

4640 Admiralty Way, Suite 500

Marina Del Rey, California 90292

(Address of principal executive offices, including zip Code)

310-496-5700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, par value $0.000001 per share and one redeemable warrant of one share of Common Stock	CNGLU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	CNGL	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	CNGLW	The Nasdaq Stock Market LLC
Representative’s shares of Class A common stock	CNGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed by Canna-Global Acquisition Corp, a Delaware corporation (together with its successors, “Canna-Global” or “Company”) in its Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2023, Canna-Global entered into a definitive Bid Implementation and Business Combination Agreement (the “Agreement”) with New Quantum Holdings Pty Ltd. (“New Quantum”, along with J. Gerald Combs, solely in his capacity as the representative from and after the Effective Time (as defined below) for the stockholders of Canna-Global, and Hyun Jong Chung, solely in his capacity as the representative from and after the Effective Time for New Quantum in accordance with the terms and conditions of the Agreement (collectively, the “Parties”), in connection with Canna-Global’s initial business combination (the “Business Combination”), pursuant to which Canna Global would acquire all of the ordinary shares of New Quantum and New Quantum would become a wholly-owned subsidiary of Canna-Global.

On October 16, 2023, 2022, Canna-Global received written notice that New Quantum had terminated the Agreement. As a result of the termination of the Agreement, Canna-Global intends to begin evaluating other possible business combination targets promptly though there can be no assurance these evaluations or efforts will result in a business combination transaction with Canna-Global.

As a result of the termination of the Agreement, the Agreement will be of no further force and effect, and certain agreements entered into in connection with the Agreement, including but not limited to, the Sponsor Support Agreement, will also automatically be terminated in accordance with its terms or be of no further force and effect. In addition, as a result of the termination of the Agreement, Canna-Global will withdraw the Bidder’s Statement it lodged with the Australian Securities and Investments Commission in respect of its Takeover Bid for New Quantum under the terms of the Agreement. The foregoing description of the Bidder’s Statement does not purport to be complete.

The foregoing descriptions of the Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the full text of the Agreement, which was previously filed as Exhibit 1.1 to the Current Reports on Form 8-K filed with the SEC on June 16, 2023, which is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Also on October 16, 2023, Marco Bardelli, Chairperson of the Canna-Global board’s Governance and Nomination Committee, tendered his resignation citing his heavy workload and upcoming sudden business obligations. Mr. Bardelli did not advise Canna-Global of any disagreement with the Company on any matter relating to its operations, policies or practices. Effective upon Mr. Bardelli’s resignation as a director, the size of the Company’s Board of Directors will be reduced from six to five directors. Canna-Global board member, Ms. Christine Cho, will serve as Canna-Global board’s Governance and Nomination Committee Chair until Canna-Global appoints a permanent Chair of the Governance and Nomination Committee.

Forward-Looking Statements

This Current Report on Form 8-K (the “Report”) contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to Canna-Global’s shareholder approval of the Extension, Canna-Global’s inability to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the SEC, including Canna-Global’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and December 31, 2022 under the heading “Risk Factors” and other documents Canna-Global has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Canna-Global expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Canna-Global’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101). Canna-Global agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, Canna-Global has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNA-GLOBAL ACQUISITION CORP

Date: October 20, 2023	By:	/s/ J. Gerald Combs
J. Gerald Combs
Chief Executive Officer